As filed with the Securities and Exchange Commission on May 19, 1999

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                               GALEY & LORD, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                                                56-1593207
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

                           980 Avenue of the Americas
                            New York, New York 10018
                    (Address of Principal Executive Offices)
                               -------------------

                               Galey & Lord, Inc.
                             1999 Stock Option Plan
                            (Full title of the plan)

                               -------------------
Arthur C. Wiener                                      Copy to:
Chairman of the Board, President and                  Howard S. Jacobs, Esq.
Chief Executive Officer                               Wayne A. Wald, Esq.
Galey & Lord, Inc.                                    Rosenman & Colin LLP
980 Avenue of the Americas                            575 Madison Avenue
New York, New York  10018                             New York, New York 10022
 (Name and address of agent for service)              (212) 940-8800

                                 (212) 465-3000
         (Telephone number, including area code, of agent for service)
                               -------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                          Proposed
                                                           Proposed maximum           maximum aggregate
   Title of securities            Amount to be         offering price per share      offering price (2)       Amount of registration
    to be registered             registered (1)                   (2)                                                   fee
====================================================================================================================================
Common Stock,
 par value $0.01                      500,000                    $4.0625                 $2,031,250.00                 $565.00
 per share
====================================================================================================================================

(1) Such shares to be issued upon exercise of options available for grant under the Registrant's 1999 Stock Option Plan.


(2) Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on May 13, 1999.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*
---------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3. Incorporation of Documents by Reference.

         Galey & Lord, Inc. (the "Registrant") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Registrant with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration
Statement:

      a. The Registrant's Annual Report on Form 10-K for the fiscal year ended October 3, 1998;

      b. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 1999;

      c. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 1999; and

      d. The description of the Registrant's common stock which is contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 9, 1994 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filing of such documents.

Item  4. Description of Securities.

         Not applicable.

Item  5. Interests of Named Experts and Counsel.

         The legality of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by Rosenman & Colin LLP, New York, New York. Howard S. Jacobs, a member of such firm, is a director of the Registrant and owns 19,600 shares of the Registrant's common stock and currently exercisable options to purchase 8,000 shares of the Registrant's common stock registered under the Registrant's Registration Statements on Form S-8 (Registration Nos. 33-52248 and 33-83316).

Item  6. Indemnification of Directors and Officers.

         The Registrant is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Eighth of the Restated Certificate of Incorporation and Article X of the Amended and Restated By-laws of the Registrant provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Restated Certificate of Incorporation contains such a provision.

         The Registrant has directors' and officers' liability insurance covering certain liabilities incurred by the directors and officers of the Registrant in connection with the performance of their respective duties.


Item  7. Exemption from Registration Claimed.

         Not applicable.
                                      II-2

Item  8. Exhibits.

Exhibit No.                            Description
-----------                            -----------
      4.01                             Specimen  Common  Stock  Certificate  filed  as an  Exhibit  to the  Company's
                                       Registration  Statement  on Form S-1,  Registration  No.  33-45895  (which was declared  effective  by the  Commission  on April  30,  1992 and  incorporated herein by reference).

       *4.02                           Galey & Lord, Inc. 1999 Stock Option Plan.

       *5.01                           Opinion of Rosenman & Colin LLP.

      *23.01                           Consent of Ernst & Young LLP.

      *23.02                           Consent of KPMG.

      *23.03                           Consent of Deloitte & Touche LLP.

      *23.04                           Consent of Rosenman & Colin LLP (included in Exhibit 5.01).

      *24.01                           Power of Attorney (included on page II-5).
-------------------
* Filed herewith


Item  9. Undertakings.

         1. The undersigned Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19th day of May, 1999.

                                            GALEY & LORD, INC.
                                               (Registrant)

                                          By   /s/ Arthur C. Wiener
                                               ---------------------------------
                                                Arthur C. Wiener
                                                Chairman of the Board,
                                                President and Chief Executive
                                                Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the undersigned hereby constitutes and appoints Arthur C. Wiener and Michael R. Harmon, and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                  Signature                                       Title                         Date
                  ---------                                       -----                         ----
/s/ Arthur C. Wiener                             Chairman of the Board, President           May 19, 1999
----------------------------------------------   And Chief Executive Officer
    Arthur C. Wiener                             (Principal Executive Officer)




/s/ Michael R. Harmon                            Executive Vice President, Chief            May 19, 1999
----------------------------------------------   Financial Officer, Secretary and
    Michael R. Harmon                            Treasurer (Principal Financial
                                                 And Accounting Officer)


/s/ Lee Abraham                                  Director                                   May 19, 1999
----------------------------------------------
    Lee Abraham

/s/ Michael T. Bradley                           Director                                   May 19, 1999
----------------------------------------------
    Michael T. Bradley



/s/ Paul G. Gillease                             Director                                   May 19, 1999
----------------------------------------------
    Paul G. Gillease

/s/ William deR. Holt                            Director                                   May 19, 1999
----------------------------------------------
    William deR. Holt

/s/ Howard S. Jacobs                             Director                                   May 19, 1999
----------------------------------------------
    Howard S. Jacobs

/s/ William M.R. Mapel                           Director                                   May 19, 1999
----------------------------------------------
    William M.R. Mapel

/s/ Stephen C. Sherrill                          Director                                   May 19, 1999
----------------------------------------------
    Stephen C. Sherrill

/s/ David F. Thomas                              Director                                   May 19, 1999
----------------------------------------------
    David F. Thomas

                                  EXHIBIT INDEX


             Exhibit No.                Description
             -----------                -----------
      4.01                              Specimen Common Stock Certificate to the
                                        Company's Registration Statement on Form
                                        S-1, Registration No. 33-45895 (which
                                        was declared effective by the Commission
                                        on April 30, 1992 and incorporated
                                        herein by reference).

       4.02                             Galey & Lord, Inc. 1999 Stock Option Plan.

       5.01                             Opinion of Rosenman & Colin LLP.

      23.01                             Consent of Ernst & Young LLP.

      23.02                             Consent of KPMG.

      23.03                             Consent of Deloitte & Touche LLP.

      23.04                             Consent of Rosenman & Colin LLP (included in Exhibit 5.01).

      24.01                             Power of Attorney (included on page II-5).